Exhibit 99.1

SRM Entertainment Showcases New Products at the 2024 Las Vegas Winter Market Gift Show

January 28th - February 1st Showroom C972, C975

JUPITER, FL / January 29, 2024 – SRM Entertainment, Inc., (Nasdaq: SRM) (the “Company” or “SRM”) will introduce a new line of products at the iconic Winter Market 2024 in Las Vegas from January 28 through February 1st, featuring our new Zoo Animals assortment, Sealife assortment and custom designs.

The SRM Design Team’s creativity will be featured as we showcase our custom design capabilites and introduce our new Zoo Animals and Sealife poduct assortment lines at the Las Vegas Market Winter Show, a leading industry trade show (Showroom C972 & C975).

“The Las Vegas Market is the perfect West Coast venue to feature the creativity and experience of the SRM Team” said Rich Miller, CEO of SRM Entertainment. “We’re excited to showcase new products and design innovations that feature SRM’s imaginitive capabilities for 2024 and beyond.”

About SRM Entertainment, Inc.

SRM Entertainment, Inc. designs, develops and manufactures custom toys and souvenirs for the world’s largest theme parks and entertainment venues. The Company provides exclusive custom products that are available worldwide at venues such as Walt Disney Parks and Resorts, Universal Studios, SeaWorld and other attractions. Additionally, SRM recently launched its retail product line which includes patented SMURFS Sip with Me cups.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the “Risk Factors” section of the registration statement for the Offering filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

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